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                         AMERICAN RESOURCE CORPORATION

                                 EXHIBIT NO. 21

                         SUBSIDIARIES OF THE REGISTRANT

     The Registrant has no parent.

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                                                                     STATE OR OTHER         PERCENTAGE OF
                                                                    JURISDICTION OF         OWNERSHIP BY
                                                                     INCORPORATION            IMMEDIATE
                                                                    OR ORGANIZATION            PARENT
                                                                 ----------------------     -------------
Registrant:
American Resource Corporation                                            Nevada
  Consolidated Subsidiaries:
  American Diamond Resource Inc.                                    British Columbia             100%
Bolir S.A.                                                              Uruguay                  100
  Brimol S.A.                                                           Uruguay                  100
Dalvan S.A.                                                             Uruguay                  100
Glendora S.A.                                                           Uruguay                   95
Montemura, S.A.                                                         Uruguay                  100
Stel (BVI) Inc.                                                  British Virgin Islands          100
  Stel S.A.                                                             Uruguay                  100
Tarot Financial Investments, Inc.                                        Panama                  100
  Compania Minera San Jose de Uruguay                                   Uruguay                  100
     Compania Minera San Jose S.A.                                      Uruguay                  100
     Maria Albina SRL                                                   Uruguay                  100
     La Meseta, S.A.                                                    Uruguay                  100
     Santa Barbara SRL                                                  Uruguay                  100
     Puenta Nuevo S.A.                                                  Uruguay                  100
     Retamosa SRL                                                       Uruguay                  100
     Mendoza SRL                                                        Uruguay                  100
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